Exhibit 99.1

China Executive Education Signs Exclusive Three-Year Contract with Leadership Expert John C. Maxwell

HANGZHOU, P.R. China, August 11, 2010 – (PR Newswire Asia) – China Executive Education Corp. (OTCBB: CECX) (“the Company”), a China-based executive training company designed to fit the needs of Chinese entrepreneurs with classes to improve their skills in marketing, sales, public speaking, leadership, business motivation and a variety of business management skills, announced today that leadership expert and motivational speaker John C. Maxwell has signed an exclusive three-year contract with the Company. Under the terms of the agreement, Mr. Maxwell will speak at the Company’s featured lecture events in mainland China.

John C. Maxwell is an internationally recognized leadership expert, speaker, and author who has sold more than 18 million books. He is the founder of EQUIP, a non-profit organization that has trained more than 5 million leaders in 126 countries worldwide. Each year he speaks to the leaders of numerous high-profile organizations, including Fortune 500 companies, foreign governments, the National Football League, the United States Military Academy at West Point, and the United Nations. Mr. Maxwell is a New York Times, Wall Street Journal, and Business Week best-selling author. His top three books – The 21 Irrefutable Laws of Leadership, Developing the Leader Within You, and The 21 Indispensable Qualities of a Leader – have sold more than a million copies each.

The Company’s lecture events feature internationally known speakers such as Anthony Robbins, world-renowned motivational speaker; Mark Hansen, writer of Chicken Soup for the Soul; Roger Dawson, a top U.S. negotiator; John Gray, relationship expert and author of Men Are From Mars, Women Are from Venus; and Mr. Maxwell.

“We are thrilled to once again welcome Mr. Maxwell to China,” stated Kaien Liang, Chairman and Chief Executive Officer of China Executive Education Corp. “His leadership knowledge is unparalleled, and his previous speaking engagements for the Company were extremely well-received by attendees. We expect this exclusive long-term partnership to strengthen our brand recognition throughout China and boost attendance at our featured speaker events.”

Mr. Liang continued, “Both the featured speaker and executive training segments of our business continue to grow steadily. An increasing number of Chinese executives and entrepreneurs are seeking to improve their core business skills to gain a competitive edge in our nation’s rapidly developing economy. We remain committed to meeting their needs by bringing the world’s top motivational speakers to China.”

About China Executive Education Corp.

China Executive Education Corp., operating through MYL Business, is a fast-growing executive education company in China that offers comprehensive professional training programs in Hangzhou and Shanghai, two prosperous and commercial cities of China. Through open-enrollment training programs, including proprietary training courses and featured lectures, the company provides Chinese business executives with a different variety of business training such as sales, marketing, leadership development and highly effective personal skill development focused on decision-making skills, negotiation skills, public speaking skills and people skills. The training courses include a 7-course package for CEOs, as well as 22 other business development courses. We are also one of very few business education training companies in China with the reputation and resources to attract world-renowned masters such as management guru Tom Peters, leadership guru John Maxwell, and relationship guru John Gray to China. China Executive Education Corp. will continue to pave the way for Chinese entrepreneurs who would like to have greater success going forward, helping them to reach international markets more easily. Since formally launching in April 2009, the company has provided its training programs to 2,874 Chinese business owners and executives from a broad range of industries.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding the Company's ability to meet its obligations under its various contracts; the timeliness of payments and other economic benefits the Company expects to receive under such contracts; and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104

Alexander Nachman
RedChip Companies, Inc.
1-800-733-2447, Ext. 118
info@redchip.com
http://www.redchip.com

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SOURCE:  China Executive Education Corp.